UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 7, 2011

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR (Address of principal executive offices)	97035 (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     As noted in Item 5.07 below, at the Annual Meeting of Shareholders of The Greenbrier Companies, Inc. (the “Company”) held on January 7, 2011, the Company’s shareholders approved amendments to the Company’s 2005 Stock Incentive Plan, as amended, in the form of a 2010 Amended and Restated Stock Incentive Plan (the “Amended and Restated Plan”). The amendments increase the total number of shares of the Company’s Common Stock available for issuance under the Amended and Restated Plan by 1,000,000 shares, from 1,825,000 to 2,825,000 and change the vesting period for automatic non-employee director grants from three years to one year. The Amended and Restated Plan also incorporates three prior amendments to the plan previously approved by the Board and shareholders.
     A summary of the material terms of the Amended and Restated Plan is set forth on pages 37 to 42 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 24, 2010 (the “Proxy Statement”), and is incorporated herein by reference. That summary and the foregoing description of the Amended and Restated Plan are qualified in their entirety by reference to the text of the Amended and Restated Plan, which was filed as Appendix B to the Proxy Statement and is incorporated herein by reference.
Item 5.05 Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On January 7, 2011, the Board of Directors of the Company adopted amendments to its Code of Business Conduct and Ethics (“Code of Ethics”). The Code of Ethics was amended to clarify the procedures by which any officer, director, employee, consultant or agent of the Company or any subsidiary of the Company may submit a report of any violation of the Code of Ethics, or of other policies of the Company. The amendments to the Code of Ethics also outline the general process undertaken by the Company upon receipt of a report of a violation of any policies of the Company. The Board of Directors also approved technical amendments to the Code of Ethics.
     A copy of the amended Code of Ethics is attached hereto as Exhibit 14.1 and will be posted in the Investor Relations section of the Company’s website, www.gbrx.com, under Corporate Governance as soon as practicable.
Item 5.07 Submission of Matters to a Vote of Security Holders
     At the Annual Meeting of Shareholders of the Company held on January 7, 2011, three proposals were voted upon by the Company’s shareholders. A brief discussion of each proposal voted upon at the Annual Meeting and the number of votes cast for, against, withheld, abstentions and broker non-votes to each proposal are set forth below.
     A vote was taken at the Annual Meeting for the election of four directors of the Company to hold office until the Annual Meeting of Shareholders to be held in 2014, or until their successors are elected and qualified. The aggregate numbers of shares of Common Stock voted in person or by proxy for each nominee were as follows:

	Votes for	Votes	Votes	Broker Non-
Nominee	Election	Withheld	Abstained	Votes
Graeme A. Jack	16,981,766	272,009	—	1,519,514
Victoria McManus	17,042,417	211,358	—	1,519,514
Wendy L. Teramoto	16,304,663	949,112	—	1,519,514
Benjamin R. Whiteley	16,786,786	466,988	—	1,519,514
     A vote was taken at the Annual Meeting for the proposal to approve an amendment to the Company’s 2005 Stock Incentive Plan in the form of a 2010 Amended and Restated Stock Incentive Plan to increase the number of shares available under the plan and to change the vesting schedule for restricted stock grants to non-employee directors. The aggregate number of shares of Common Stock in person or by proxy which voted for, voted against, abstained and broker non-votes from the vote were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non-Votes
12,006,349	5,127,929	119,496	1,519,514
     A vote was taken at the Annual Meeting on the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ended August 31, 2011, subject to the Audit Committee’s right, in its discretion, to appoint a different independent auditor at any time during the year. The aggregate number of shares of Common Stock in person or by proxy which voted for, voted against, abstained and broker non-votes from the vote were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non-Votes
19,313,810	312,423	47,976	—
Item 8.01 Other Events.
     On January 7, 2011, the Board of Directors adopted and approved, based on the recommendation of each of the Audit Committee and the Compensation Committee, technical amendments to the Audit Committee Charter and the Compensation Committee Charter.
     The amended Audit Committee Charter and Compensation Committee Charter are attached hereto as Exhibits 99.1 and 99.2 respectively, and will each be posted in the Investor Relations section of the Company’s website, www.gbrx.com, under Corporate Governance as soon as practicable.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	The Greenbrier Companies, Inc. 2010 Amended and Restated Stock Incentive Plan, is incorporated herein by reference to Appendix B to the Registrant’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 24, 2010

14.1	Code of Business Conduct and Ethics

99.1	Audit Committee Charter

99.2	Compensation Committee Charter

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: January 11, 2011	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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